As filed with the Securities and Exchange Commission on January 7, 2005


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                               USURF AMERICA, INC.
                       (Name of Registrant in its charter)

         NEVADA                                         91-2117796
(State or jurisdiction of                           (I.R.S. Employer
incorporation or organization)                      Identification No.)

                       390 Interlocken Crescent, Suite 900
                           Broomfield, Colorado 80021
                            (719) 260-6455 (Address,
                    including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                       2005 EMPLOYEE STOCK OWNERSHIP PLAN
                            (Full Title of the Plan)

                         Douglas O. McKinnon, President
                       390 Interlocken Crescent, Suite 900
                           Broomfield, Colorado 80021
                                 (719) 260-6455
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                             Christopher K. Brenner
                          Christopher K. Brenner, P.C.
                           130 E. Kiowa St., Suite 600
                           Colorado Springs, CO 80903
                                 (719) 471-7026
                               (719) 471-7036 Fax

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                Proposed               Proposed
                                                                Maximum                Maximum
                                          Amount                Offering              Aggregate              Amount of
       Title of Securities                 To be               Price per               Offering            Registration
        to be Registered                Registered             Share (1)               Price(1)               Fee(1)
------------------------------------------------------------------------------------------------------------------------
Common Stock                           20,000,000               $0.08                $1,600,000              $188.32
------------------------------------------------------------------------------------------------------------------------
Total                                  20,000,000               $0.08                $1,600,000              $188.32
------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h)(1) of the Securities Exchange Act of 1934, the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee were computed based upon the average of the high and low prices of the shares of Common Stock on January 3, 2005.

                                     PART I

      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

      (a) The Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 2003;

      (b) Form 8-K, dated February 6, 2004, disclosing the pending acquisition of business assets;

      (c) Form 8-K, dated March 10, 2004, disclosing the de-listing of the Company's stock by the American Stock Exchange;

      (d) Form 8-K, dated March 23, 2004, disclosing that the Company's stock was quoted on the OTC Bulletin Board, effective March 22, 2004;

      (e) Form 8-KA, dated April 21, 2004, disclosing the pending acquisition of a business and that financial statements would be filed upon closing the transaction;

      (f) Form 8-K, dated May 5, 2004 disclosing the pending acquisition of business assets;

      (g) The Quarterly Report of the Company on Form 10-QSB for the three months ended March 31,2004;

      (h) Form 8-KA, dated July 6, 2004 disclosing the financial statements related to the acquisition of business assets;

      (i) Form 8-K, dated July 20, 2004 disclosing the termination of the agreement to acquire business assets;

      (j) The Quarterly Report of the Company on Form 10-QSB for the six months ended June 30,2004;

      (k) Form 8-K, dated November 5, 2004 disclosing the private placement of convertible preferred stock;

      (l) Form 8-K, dated December 9, 2004 disclosing the election of two Directors and appointment of Vice President;

      (m) The Quarterly Report of the Company on Form 10-QSB for the nine months ended September 30,2004;

      (n) Form 8-K, dated December 21, 2004 disclosing the election of a Director and resignation of a Director;

      (o) Registration Statement on Form SB-2, dated December 27, 2004 registering shares of common stock to be sold by selling shareholders; and

      (p) The description of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), which is contained in the Company's Registration Statement on Form S-1 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on October 11, 2002, including any amendment or report filed with the Commission for the purpose of updating such description of Common Stock.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Nevada Revised Statutes 78.750, 751, and 752 have similar provisions that provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by a corporation against expenses, including attorney's fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to any action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful.

      To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, he must be indemnified by a corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

      Any indemnification, unless ordered by a court or advanced by a corporation, must be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

      o     By the stockholders;

      o By the board of directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;

      o If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

      o If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion;

      o Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by a corporation.

      o To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, a corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

      SEC Position on Indemnification

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable

ITEM 8. EXHIBITS.

Exhibit

4.1   2005 Employee Stock Ownership Plan

5.1   Opinion of Christopher K. Brenner, P.C. re: Legality (filed herewith)

23.1  Consent of Hein & Associates LLP. (filed herewith)

23.2 Consent of Christopher K. Brenner, P.C. (included in Exhibit 5.1 opinion letter)

ITEM 9. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Colorado, on January 7, 2005.

USURF AMERICA, INC.

By: /s/ Douglas O. McKinnon
   --------------------------------
   Douglas O. McKinnon, President
   and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated below:

Signatures                       Title                                         Date
----------                       -----                                         ----
                                 President and Chief Executive Officer         January 7, 2005
/s/ Douglas O. McKinnon          (Principal Executive Officer) and Director
-----------------------------
Douglas O. McKinnon

/s/ Ronald Bass                  Principal Accounting Officer                  January 7, 2005
-----------------------------
Ronald Bass

/s/ David A. Weisman             Director and Chairman of the Board            January 7, 2005
-----------------------------
David A.Weisman

/s/ Richard E. Wilson            Director                                      January 7, 2005
-----------------------------
Richard E. Wilson

/s/ Byron Young                  Director                                      January 7, 2005
-----------------------------
Byron Young

/s/ Ed Garneau                   Director                                      January 7, 2005
-----------------------------
Ed Garneau